UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020

Anika Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21326	04-3145961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Wiggins Avenue
Bedford, MA		01730
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 457-9000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANIK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

We entered into an employment agreement effective as of April 23, 2020 with Cheryl R. Blanchard with respect to her appointment and service as our President and Chief Executive Officer. The principal terms of the employment agreement are described in Item 5.02 below, which description is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2020, we announced that Cheryl R. Blanchard, Ph.D., had been appointed as our President and Chief Executive Officer, effective April 26, 2020. Dr. Blanchard had served as our interim Chief Executive Officer since February 12, 2020 and as a member of the Board of Directors since August 2018.

Employment Agreement with Cheryl Blanchard

On April 23, 2020, we entered into an employment agreement with Cheryl R. Blanchard with respect to the terms of her employment as our President and Chief Executive Officer effective April 26, 2020. Dr. Blanchard had been serving as our interim Chief Executive Officer since February 12, 2020. The terms of the employment agreement were approved by our Compensation Committee, which consists of four disinterested members of the Board of Directors, and the compensation terms were established in part based upon advice of Radford, an Aon Hewitt Company, the Compensation Committee’s independent compensation consultant.

The employment agreement provides for our at-will employment of Dr. Blanchard as our President and Chief Executive Officer for an initial term commencing April 26, 2020 and expiring December 31, 2021. The term will extend automatically for additional one-year periods, unless either party delivers, by no later than the immediately preceding September 30, a written notice to the other party that the term will not be extended.

Under the terms of the employment agreement, we will pay Dr. Blanchard an annual base salary of $625,000 and a target annual bonus opportunity equal to 85% of annual base salary, which terms are subject to annual review by the Compensation Committee.

In accordance with the terms of the employment agreement, we granted to Dr. Blanchard, effective as of April 26, 2020, equity awards consisting of: (a) a time-based restricted stock unit grant covering 73,726 shares, eligible to vest over three years; (b) a performance-based restricted stock unit grant covering 80,620 shares at target, eligible to vest as to 150% of the target shares on February 25, 2023 pursuant to our 2020 performance measures for performance-based restricted stock units; (c) a time-based stock option grant covering 104,638 shares, eligible to vest over three years; and (d) a performance-based stock option grant covering 104,638 shares at target, eligible to vest as to 150% of the target shares based on our total shareholder return relative to an identified comparison group of companies through December 31, 2022. In each case, vesting generally requires Dr. Blanchard’s continued employment through the relevant vesting date.

Under the employment agreement, if Dr. Blanchard’s employment is terminated due to death, disability (as defined in the employment agreement), by us without “cause” (as defined in the employment agreement and including our nonrenewal of the term of the employment agreement), or by Dr. Blanchard for “good reason” (as defined in the employment agreement), Dr. Blanchard would become entitled to (i) 18 months of base salary, (ii) continued payment of company premiums under our benefit plans for 18 months and (iii) if such termination is not due to disability and occurs prior to December 31, 2021, vesting of the time-based restricted stock unit grant and the time-based option grant described above would accelerate in part such that at least 56.1% of the total shares initially covered by each of such awards shall have vested. Notwithstanding the foregoing, if such a termination without cause or for good reason occurs within 3 months prior to or 12 months after a change in control (as defined in our 2017 Omnibus Incentive Plan), Dr. Blanchard would become entitled to (i) twice the sum of her base salary and her target annual bonus, (ii) continued payment of company premiums under our benefit plans for 18 months and (iii) vesting in full of her equity awards based on assumptions set forth in the employment agreement. Any such severance benefits under the employment agreement are contingent on Dr. Blanchard entering into and not revoking a general release of claims in favor of our company, affiliates and service providers.

The employment agreement provides for (i) reimbursement of reasonable business expenses, (ii) reimbursement of up to $10,000 in legal fees incurred by Dr. Blanchard in connection with the employment agreement, (iii) participation in our benefit plans and (iv) thirty paid vacation days per year.

Finally, the employment agreement contains customary covenants related to non-competition and non-solicitation for twelve months following termination of employment, as well as customary covenants related to confidentiality, inventions and intellectual property rights.

The foregoing description of our employment agreement with Dr. Blanchard does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, which is included as Exhibit 10.1 to this report and is incorporated into this Item 5.02 by reference.

Background of Cheryl Blanchard

Cheryl R. Blanchard has been one of our directors since August 2018 and served as interim Chief Executive Officer from February 12, 2020 through April 25, 2020. Before assuming the role of interim Chief Executive Officer, she was serving as a member of the Compensation Committee and the Governance and Nominating Committee of the Board of Directors.

Dr. Blanchard was Principal at Blanchard Consulting, LLC, a provider of scientific, regulatory, and business strategy consulting services to medical device companies and private equity clients, from 2012 until April 2020. She was President and Chief Executive Officer of Microchips Biotech, Inc., a venture-backed biotechnology company developing regenerative medicine and drug delivery products, from 2014 until its sale to Daré Bioscience, Inc. in November 2019. She held various offices, including Senior Vice President, Chief Scientific Officer, and general manager of Zimmer Biologics, of Zimmer, Inc., a medical device company focused on musculoskeletal products, from 2000 to 2012.

Dr. Blanchard has served as a director of Neuronetics (NASDAQ: STIM), a commercial stage medical technology company focused on products for psychiatric disorders, since February 2019 and a director of Daré Bioscience, Inc. (NASDAQ: DARE), a clinical-stage biopharmaceutical company committed to the advancement of innovative products for women's health, since November 2019. She received a Ph.D. and M.S. in Materials Science and Engineering from the University of Texas at Austin and a B.S. in Ceramic Engineering from Alfred University. She is 55 years old.

Item 7.01.	Regulation FD Disclosure.

On April 27, 2020, we issued a press release entitled “Anika Names Cheryl R. Blanchard, Ph.D., as President and Chief Executive Officer.” A copy of the press release is furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this report shall not be incorporated by reference into any of our filings with the Securities and Exchange Commission, whether made before, on or after the date of this report, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information contained in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section or Section 11 or 12(a)(2) of the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated as of April 23, 2020 between Anika Therapeutics, Inc. and Cheryl R. Blanchard
99.1	Press release dated April 27, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANIKA THERAPEUTICS, INC.

	By:	/s/ Sylvia Cheung
Chief Financial Officer
Dated: April 29, 2020